Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-161016) of Consolidated Edison Company of New York, Inc. of our reports dated February 22, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
February 22, 2011

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